SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 24, 2010
Date of Report (Date of earliest event reported)

OCZ TECHNOLOGY GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53633	04-3651093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6373 San Ignacio Avenue, San Jose, CA	95119
(Address of principal executive offices)	(Zip Code)

6373 San Ignacio Avenue, San Jose, CA 95119
(Mailing Address)

(408) 733-8400
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2010, OCZ Technology Group, Inc. (the "Company") appointed Russell J. Knittel, age 60, to its Board of Directors. Mr. Knittel has served as Executive Vice President of Synaptics Inc. since July 2007 and Chief Financial Officer, Secretary, and Treasurer from November 2001 until September 2009.  Mr. Knittel also served as Senior Vice President from November 2001 until July 2007 and as the Vice President of Administration and Finance, Chief Financial Officer, and Secretary from April 2000 through October 2001.  Synaptics, based in Santa Clara, California, is a leading worldwide developer and supplier of custom designed human interface solutions that enable people to interact more easily and intuitively with a wide range of mobile computing, communications, entertainment, and other electronic devices. Synaptics stock is publicly traded on the Nasdaq Global Select Market. Since June 2009, Mr. Knittel has also served on the board of MarineMax, Inc.   Mr. Knittel holds a Bachelor of Arts degree in accounting from California State University and a MBA from San Jose State University.

There is no arrangement or understanding pursuant to which Mr. Knittel was selected as a director. There are no related party transactions between the Company and Mr. Knittel that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCZ TECHNOLOGY GROUP, INC.

By:	/s/ Kerry T. Smith
Kerry T. Smith
Chief Financial Officer

Date: June 28, 2010